
                                   EXHIBIT 11

                    SENECA FOODS CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                      (In thousands except per share data)



                                                                           Three Months Ended                 Six Months Ended
                                                                           ------------------                 ----------------
                                                                        9/27/03        9/28/02             9/27/03         9/28/02
                                                                        -------        -------             -------         -------

Basic Net Earnings Applicable to Common Stock (In thousands except per share data):

Net Earnings                                                    $         3,910  $       2,090   $            7,582 $         4,022
 Deduct Preferred Cash Dividends                                              6              6                   12              12
                                                                -------------------------------------------------------------------
Net Earnings Applicable to
 Common Stock                                                   $         3,904  $       2,084   $            7,570 $         4,010
                                                                ===================================================================

Weighted Average Common Shares
  Outstanding                                                             6,683          6,591                6,679           6,589
Weighted Average Participating
 Preferred Shares                                                         4,443          3,567                4,124           3,569
                                                                -------------------------------------------------------------------
Weighted Average Shares
  Outstanding for Basic Earnings
  per Common Share                                                       11,126         10,158               10,803          10,158
                                                                ===================================================================


Basic Earnings Per Common Share                                 $           .35     $      .21    $             .70   $         .39
                                                                ===================================================================

Diluted Net Earnings Applicable to Common Stock (In thousands except per share data):

Net Earnings Applicable to
 Common Stock                                                   $         3,904  $       2,084   $            7,570 $         4,010
Add Back Preferred Cash Dividends                                             5              5                   10              10
                                                                -------------------------------------------------------------------
Net Earnings Applicable to
 Common Stock-Diluted                                           $         3,909  $       2,089   $            7,580 $         4,020
                                                                ===================================================================
Weighted Average
  Shares Outstanding for Basic
  Earnings per Common Share                                              11,126         10,158               10,803          10,158
Effect of Convertible Preferred Stock                                        67             67                   67              67
                                     ----------------------------------------------------------------------------------------------
Weighted Average Shares
  Outstanding for Diluted Earnings
  per Common Share                                                       11,193         10,225               10,870          10,225
                                                                ===================================================================

Diluted Earnings Per Common Share                               $           .35  $         .20  $               .70  $          .39
                                                                ===================================================================
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         Subsequent to the issuance of its condensed consolidated financial statements for the three and six month periods ended September 28,
         2002, the Company determined that it should have included convertible participating preferred stock in its calculation of basic earnings per common share under the if-converted method.

         As a result, the accompanying condensed consolidated financial statements for the three and six months ended September 28, 2002 have been restated from the amounts previously reported to reduce basic earnings per common share for the three and six month periods ended
         September 28, 2002 from $.32 to $.21 and $.61 to $.39, respectively.